Exhibit 10.2

NINTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Ninth Amendment to Employment Agreement is made and entered into as of October 1, 2008, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and Jose Luis Laparte ("Executive").

Recitals

A)	On June 3, 2004 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on eight prior occasions;

C)	Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Agreement which provides:

3.1           Term.  The term of Executive's employment hereunder shall commence on October 8, 2004 and shall continue until October 7, 2008, unless sooner terminated or extended as hereinafter provided (the "Employment Term").

is hereby amended, to provide as follows:

3.1 Term.  The term of Executive's employment hereunder shall commence on October 8, 2004 and shall continue until October 7, 2009, unless sooner terminated or extended as hereinafter provided (the "Employment Term").

2.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                                                                                                EMPLOYER
PRICESMART, INC.

Jose Luis Laparte                                                                                 By:

______________________                                                            Name:                      Robert M. Gans
Its:           Executive Vice President